                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

     AGREEMENT effective as of November 1, 2003 between Nalco Company (the
"Company") and Bradley J. Bell ("Executive").

     WHEREAS, the Company wishes to retain the services of Executive;

     WHEREAS, Executive has been offered, in a separate agreement, the opportunity to enter into certain equity and option agreements relating to the
Company;

     WHEREAS, the Company desires to promote the continued good performance of
Executive by offering this Employment Agreement; and

     WHEREAS, the parties desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

     "BASE SALARY" means Executive's annual base salary immediately prior to the
Severance;

     "CAUSE" means (i) Executive's conviction of, plea of nolo contendere or guilty to, or written admission of, the commission of a felony, (ii) any act by
Executive involving moral turpitude, fraud or misrepresentation with respect to his duties for the Company, or (iii) gross negligence, willful misconduct, or an unjustified refusal on the part of Executive to perform his duties as an employee, officer or member of the Company.

     "CHANGE OF CONTROL" is an occurrence on which either (i) the Company ceases, for any reason, to be a member of the same controlled group as Parent within the meaning of Section 414(b) and (c) of the Code, except that a 50%
ownership test shall be applied in lieu of the 80% ownership test specified in each of the foregoing Sections of the Code (the "PARENT CONTROLLED GROUP"), or
(ii) all or at least 80% of the assets of the Company and its majority owned (by voting control) entities are sold to an entity outside the Parent Controlled
Group.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" means Nalco Company and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of Nalco
Company.

     "EQUITY AGREEMENTS" means those Agreement(s) pursuant to which Executive is purchasing certain Units and restricted Units in Nalco Investment Holdings LLC or a related entity.

     "GAINS" means any gains which Executive receives on any Units which are the subject of the Equity Agreements, as a result of a Company purchase of such
Units at the time Executive's employment with the Company terminates.

     "GOOD REASON" means the occurrence of any of the following events without
Executive's written consent, (i) a reduction by the Company in Executive's annual base salary, or (ii) a material reduction by the Company in Executive's duties and responsibilities, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with Executive immediately prior to the Change of
Control.

     "PARENT" means Nalco Holdings LLC.

     "TARGET BONUS" means, with respect to any fiscal year of the Company, the target annual bonus, assuming achievement of 100% of target, under the applicable Company annual incentive plan, (currently known as the Management
Incentive Plan) for Executive for such year, but shall exclude any bonus payable under the Long Term Cash Incentive Plan or its equivalent.

     2. Employment. Subject to the terms and conditions stated herein, the
Company shall employ Executive in the initial position of Executive Vice
President and Chief Financial Officer. The Executive shall perform those duties associated with such position and such other duties as reasonably assigned to him by the Chief Executive Officer. During his employment, the Executive will serve the Company faithfully and to the best of his ability and will devote his full business time, energy, experience and talents to the business of the
Company.

     a.   The initial base salary payable by the Company to Executive shall be at an annual rate of $400,000, payable in accordance with the
          Company's procedures, and this amount shall be reviewed in accordance with Company practice for the position in which Executive is employed;

     b.   Executive shall participate in the Company's annual executive incentive program, currently known as the Management Incentive Plan
          ("MIP"), with a target award of 75% of base salary;

     c.   Executive shall participate in the various medical, dental, disability, life insurance, pension, profit sharing and other plans made generally available by the Company, from time to time, for its employees, subject to all of the terms and conditions of such plans, except Executive shall be able to purchase retiree medical insurance upon retirements at cost (without subsidy from the Company) and
          Executive shall be deemed vested in the Profit Sharing and Savings
          Plan 401k match program and Executive shall be entitled to the
          Executive Death Benefit program;

     d.   Executive shall be permitted 4 weeks vacation and sick leave in accordance with Company's established practices.

     3. Covenants of the Executive.

     a.   During Executive's employment with the Company and for a period of two
          (2) years thereafter, (1) Executive shall not, within any jurisdiction or marketing area in which the Company (or its subsidiaries) is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company or its subsidiaries; (2) Executive shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any individual who is an employee of the Company or its subsidiaries; and (3) Executive will not solicit, in competition with the Company or its subsidiaries, any person who is, or was at any time within the twelve months prior to the Executive's termination for employment, a customer of the business conducted by the Company or its subsidiaries;

     b.   During Executive's employment with the Company and thereafter, (1)
          Executive will not divulge, transmit or otherwise disclose, directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information regarding the operations, finances, organization or employees of the Company or its subsidiaries or confidential or secret processes, services, techniques, customers or plans of the Company or its subsidiaries and
          (2) Executive will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company or its subsidiaries; provided, however, confidential information or knowledge shall not include information in the public domain through no fault of
          Executive;

     c.   Executive agrees to cooperate with the Company during his employment and thereafter, including a termination for any reason,

          by making himself reasonably available to testify on behalf of the
          Company or subsidiaries in any legal matter and to assist the Company or its subsidiaries in any legal matter; and

     d.   Executive agrees that during his employment and thereafter, including a termination for any reason, he will not make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage the Company or its subsidiaries, or its or their employees, owners, consultants or advisors in any manner.

     4. Term of Agreement. Executive's rights under Section 5, Severance, of this Agreement shall be in effect from the date hereof until December 31, 2008
(the "Term"); provided, however, that if a Change in Control shall occur prior to December 31, 2008, the Term shall then continue until the second anniversary of such Change of Control or December 31, 2008, whichever is longer.
Notwithstanding the foregoing, Executive's employment at all times shall be deemed to be an employment at-will and Executive's employment may be terminated at will by Executive or the Company.

     5. Severance.

          (a) Termination Without Cause by the Company; by Executive for Good
     Reason. If Executive's employment with the Company is terminated during the
     Term by the Company without Cause or by Executive for Good Reason, in lieu of any other severance benefits to which Executive would be entitled under either any other plan or program of the Company or an existing employment or severance agreement with the Company, Executive shall be entitled to the following benefits.

               (i) The Company shall pay Executive, within thirty days of the date of such termination of employment (the "DATE OF TERMINATION") in a lump sum payment A) accrued unpaid Base Salary through the Date of
          Termination, B) any prior year bonus earned but not paid, C) severance equal to one and one-half (1.5) times Base Salary and Target Bonus.
          The Company shall also pay a pro-rata portion of any MIP for the year of termination based on the portion of the year elapsed through the date of termination, any such MIP being paid in accordance with the
          Company's normal cycle for such payment. This lump sum shall be reduces by the amount of any Gains (but in no event less than zero), even if such Gains are to be paid by the Company after the date the payment is required hereunder.

               (ii) Except as otherwise indicated herein, Executive shall receive any other benefits they are otherwise eligible for under other plans or programs of the Company in accordance with their terms. Executive shall have the right to continue medical or dental benefits for a period equal to the severance pay period at the active employee rate. For clarity, the severance pay period shall equal the number of year(s) used to calculate the payment under Section
          3(a)(i)(D).

               (iii) Other than the benefits set forth in this Section 5(a), the
          Company and its affiliates will have no further obligations hereunder with respect to Executive following the Date of Termination.

               (iv) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in respect of any claims which the Company may have against Executive, nor, shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned as a result of Executive's employment with another employer.

          (b) Any Other Termination. If Executive's employment is terminated during the Term of this Agreement for any reason other than as set forth in
     Section 5(a), neither Executive nor his estate shall be entitled to any severance payments or insurance benefits under this Agreement.

          (c) Covenants and Release. As a condition precedent to payment under this Agreement or payment of severance or grant of any other benefit hereunder, Executive must comply with, and continue to comply with, the
     Covenants and Terms attached hereto as Exhibit A, and sign and deliver a release to the Company within one week after the termination of Executive's employment in a form substantially in the form of General Release, attached hereto as Exhibit B.

     6. Termination of Other Benefits and Agreements

          (a) The parties mutually terminate, and Executive hereby waives and releases any and all claims he or she has, either existing or to be earned in the future relating to, any existing agreement Executive has with the
     Company or any of its affiliates, relating to severance, change-in-control, supplemental retirement benefits, letter of credit or pension benefits other than those available through the standard Nalco pension plans..

     7. Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois without reference to the principles of conflict of laws.

          (b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the severance payable to
     Executive in the event of a termination of employment. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

          (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this
     Agreement.

          (d) Severability. If any one or more of the provisions of this
     Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (e) Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive;
     provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

          (f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

          (g) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

          (i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (k) Resignations. Executive agrees to immediately resign any positions held by him with the Company and its affiliates upon the termination of
     Executive's employment.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                   NALCO COMPANY

                                                   By: /s/ William H. Joyce
                                                       -------------------------
                                                       Name:  William H. Joyce
                                                       Title: Chairman and Chief
                                                              Executive Officer

Dated:   5/14/04                                       Executive
         -------

                                                   By: Bradley J. Bell
                                                       ---------------

                                    EXHIBIT A

                           Covenants of the Executive.

     1. As a condition for the payments under this Agreement, a) During the
Executive's employment with the Company hereunder and for a period of two (2)
years thereafter, (i) the Executive shall not, within any jurisdiction or marketing area in which the Company (or its subsidiaries (as such term is defined below)) is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by, or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company (or its subsidiaries); (ii) the Executive shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any individual who is an employee of the Company (or its subsidiaries and affiliates (as such term is defined below)) at the time of this Agreement or who shall subsequently become an employee of the Company (or its subsidiaries and affiliates).

     2. During the Executive's employment with the Company hereunder and thereafter, (i) the Executive will not divulge, transmit or otherwise disclose
(except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the
Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company (or its
Subsidiaries and Affiliates) or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company
(or its Subsidiaries and Affiliates); and (ii) the Executive will not use, directly or indirectly, any confidential

information for the benefit of anyone other than the Company (or its
Subsidiaries and Affiliates); provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Executive, alone or with others, while an employee of the Company which are related to the business of the Company (or its subsidiaries and affiliates) shall be and become the sole property of the
Company, unless released in writing by the Company, and the Executive hereby assigns any and all rights therein or thereto to the Company.

          (a) All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Executive (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

          (b) The Executive will communicate and disclose in writing to the
Company both during the term of this Agreement and thereafter, all inventions, discoveries, improvements, machines, devices, designs, processes, products, software, treatments, formulae, mixtures and/or compounds whether patentable or not as well as patents and patent applications (all collectively referred to as
"Inventions") made, conceived, developed or acquired by the Executive or under which the Executive

acquired the right to grant licenses or become licensed, whether alone or jointly with others, during the term of this Agreement. All of the Executive's right, title and interest in, to and under such Inventions, including licenses and right to grant licenses shall be the sole property of the Company and the same are hereby assigned to the Company. Any Invention disclosed by the
Executive to anyone within one (1) year after the termination of this Agreement, which relates to any matters pertaining to, applicable to, or useful in connection with, the business of the Company shall be deemed to have been made or conceived or developed by the Executive during the term of this Agreement, unless proved by the Executive to have been made and conceived and developed after the termination of this Agreement.

          (c) For all of the Executive's Inventions, the Executive will, upon request of the Company, during the term of this Agreement and thereafter:

               (i) execute and deliver all documents which the Company shall deem necessary or appropriate to assign, transfer and convey to the
          Company, all of the Executive's right, title, interest in and to such
          Inventions, and enable the Company to file and prosecute applications for Letters Patent of the United States and any foreign countries on
          Inventions as to which the Company wishes to file patent applications;
          and

               (ii) do all other things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and assert patents for any and all such Inventions and to assert its rights in any Inventions not patented.

          (d) The Executive's obligations under paragraphs (d) and (e) above do not apply to Inventions for which no equipment, supplies, facility or confidential information of the Company was used, and which were developed entirely on the Executive's own time unless:

               (i) the Inventions relate

                    (A) to the business of the Company; or,

                    (B) to the Company's actual or demonstrably anticipated
               research or development; or,

                    (C) the Inventions result from any work performed by the
               Executive for the Company.

          (e) The Executive hereby assigns to the Company the copyright in all works prepared by the Executive which are either:

               (i)   within the scope of the Executive's employment; or,

               (ii)  based upon information acquired from the Company not normally made available to the public; or,

               (iii) commissioned by the Company but not within the Executive's scope of employment.

The Executive agrees to submit all such works to the Board of Directors for approval prior to publication or oral dissemination. The Executive also agrees to do all things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and enable the Company to protect its rights in and to such works.

          (f) The Executive hereby releases and allows the Company to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of the Executive made in the scope of the Executive's employment.

          (g) All expenses incident to any action required by the Company to assign Inventions or copyrights to the Company or so taken in its behalf pursuant to the terms of this Agreement shall be borne by the Company, including a reasonable payment for the Executive's time and expenses involved if not then in the Company's employ, which payment for such time shall not amount to more than double the Executive's Base Salary for a period of time at the rate being paid to the Executive by the Company at the time of termination of employment.

          3. The Executive acknowledges that a breach of his covenants contained herein may cause irreparable damage to the Company (its subsidiaries and affiliates), the exact amount of which will be difficult to ascertain, that the remedies at law for any such breach will be inadequate and that the payments and other benefits, in the Severance Agreement, are additional consideration for the covenants contained in herein. Accordingly, the Executive agrees that if he breaches any of the covenants contained herein, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief. In addition, the breach of any of the covenants contained herein shall entitle the Company to permanently withhold, and, if applicable, to recover from the Executive any future payments, benefits, or other than entitlements, of any type owned by the Company to
Executive under the Severance Agreement, any other agreement or plan. The
Company and the Executive further acknowledge that the time, scope, geographic area and other

provisions herein have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the covenants herein shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

          4. The Executive agrees to cooperate with the Company during his employment hereunder and thereafter (including following the Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company's Board of Directors or its representatives or counsel, or representatives or counsel to the Company, as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities or important personal activities and is not contrary to the best interests of the Executive. The
Company agrees to reimburse the Executive, on an after-tax basis, for all expenses including pre-approved legal expenses, actually incurred in connection with his provision of testimony or assistance.

          5. The Executive agrees that, during his employment and thereafter
(including following the Executive's termination of employment for any reason)
he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company, its subsidiaries or or its or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that it shall advise the members of the Board of
Directors and its senior officers not to disparage the Executive and the Company shall use its reasonable business efforts to prevent them from doing so;
provided, however, the Company's obligations to the Executive in the immediately preceding sentence shall not apply to any oral, written or electronic statements, representations or other communications made internally at the
Company by any member of the Board of Directors or any of the Company's senior officers if such oral, written or electronic statements, representations or other communications are made by any of the foregoing individuals in the course of such individual's duties, responsibilities or obligations to the Company.
Notwithstanding the foregoing, nothing in this Agreement shall preclude the
Executive or a representative of the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

                                    EXHIBIT B

                                 General Release

In consideration of Nalco's promises under this Agreement, * individually, and *
successors, assigns, heirs, and agents, and each and all of them, hereby unconditionally and forever release, acquit, and discharge Nalco, its subsidiaries and affiliates, and each of their respective officers, directors, stockholders, employees, agents, and attorneys from any and all claims, demands, liabilities, and causes of action of every kind, nature and description whatsoever whether known or unknown, or suspected to exist, which * ever had or may now have up to the date of signing this Agreement, against Nalco, or any of them, including, any claim arising out of or relating to (i) any aspect of *'s employment with Nalco, including the termination of such employment; (ii) any federal, state, local or other government statute, regulation or ordinance, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act,
29 U.S.C. sec. 621 et. seq. as amended by the Older Workers' Benefit Protection
Act of 1990, the Americans with Disabilities Act, the Family and Medical Leave
Act, the Employee Retirement Income Security Act, and the Rehabilitation Act of
1973, The Worker Adjustment and Retraining Notification Act and (iii) the common law of the state wherein * resides or any other jurisdiction, including without limitation, intentional infliction of emotional distress, breach of contract and any claims for consequential and/or punitive damages for any reason. It is the intention of * that in executing this Agreement * is providing a General Release and that it shall be an effective bar to each and every claim, demand and cause of action, either known or unknown, for all acts, or omissions of Nalco occurring prior to and up to the date this Agreement is executed. This release includes but is not limited to:

o    any claims for assault, battery, wrongful termination, defamation, invasion of privacy, intentional infliction of emotional distress, or any other tort or common law claims;

o    any claims for the breach of any written, implied or oral contract;

o    any claims of discrimination, harassment or retaliation based on such things as age, national origin, ancestry, race, religion, sex (including sexual harassment), sexual orientation, or physical or mental disability or medical condition or any other protected status;

o    any claims for benefits or monetary equivalent of benefits except as provided in this Agreement; and

o    any entitlement to reinstatement to your previous position with or rehire or reemployment by Nalco.

Also waived are any rights to attorneys' fees, compensation or other recovery as the result of any legal action brought by * or on *'s behalf by any other party, based on any right * has released and waived under this Agreement. Excepted from this release are claims challenging the validity of this Agreement under the Age
Discrimination in Employment Act. *'s release under the Age Discrimination in
Employment Act does not apply to any claims that arise or may arise based on events that take place after the date * signs this Agreement. Also not released are any claims * may have for a) Worker's Compensation benefits, b) accrued wages, accrued but unused vacation pay, and accrued commissions, if any, up to the date of termination, c) any vested pension benefits, or d) any right to unemployment benefits.

Additional Provisions

A.   * acknowledges and agrees that:

     o    * is entering into this Agreement knowingly and voluntarily and of *'s own free will and not because of any threats or duress;

     o    * has been advised by this Agreement to consult with an attorney before signing this Agreement;

     o    * understands that * may take up to 21 days to consider this Agreement before signing it;

     o    * is not otherwise entitled to severance pay, and ________________;

     o    After * signs this Agreement, * will have 7 days to revoke it;

     o    If * wants to revoke it, * must deliver a written notice of revocation to Jacqueline Bonin, Manager Employee Services at Nalco headquarters in Naperville, IL. If * does not revoke it within 7 days after having signed it, this Agreement will become final between and enforceable by the parties; and

     o    If * chooses to revoke this Agreement within 7 days after * signs it,
          * will not receive severance pay, or ______________.

Any violation by * of the covenants, commitments, or obligations, in this
Agreement release Nalco from its obligation to make severance payments or provide any other benefits promised in this Agreement. Nalco's right to stop payments and withhold benefits shall be without prejudice to any other remedy available to Nalco for breach of this Agreement. Notwithstanding the above,
Nalco shall not be released from providing benefits, and shall not stop payments or withhold benefits because * has filed a claim challenging the validity of this Agreement under the Age Discrimination in Employment Act.